UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

__________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 17, 2008

RUBY TUESDAY, INC.

(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue

Maryville, Tennessee 37801

(Address of Principal Executive Offices)

(865) 379-5700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instructions A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 -- Costs Associated with Exit or Disposal Activities.

On December 17, 2008, the Board of Directors of Ruby Tuesday, Inc. (the “Company”) approved a plan to close approximately 40 restaurants in the third quarter of fiscal 2009 and approximately 30 additional locations over the next several years. The Company’s plan also calls for the discounting and marketing of approximately 35-40 surplus properties.

The plan was developed in connection with the Company’s ongoing strategic planning process and followed an extensive review of the Company’s entire restaurant portfolio that encompassed evaluations of each restaurant’s financial performance, the anticipated positive impact of a closure on sales of nearby Ruby Tuesday restaurants, and other operating considerations. The Company expects to complete the initial 40 restaurant closures by the end of the Company’s third fiscal quarter ending March 3, 2009. The remaining 30 restaurant closures are anticipated to take place over the next several years as leases are not extended or renewed at these locations or upon closure prior to lease expiration where possible.

The Company anticipates pre-tax costs for 2009 to include: (a) approximately $30 to $40 million in non-cash impairments discussed below in Section 2.06; (b) approximately $10 to $15 million in lease contract termination costs; and (c) $250,000 in severance benefits and other costs. Impairment charges are anticipated to be recorded in the Company’s second fiscal quarter while the remaining costs will be recorded upon the closing of the restaurants in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”

The Company anticipates that most of the cash expenditures in connection with these charges will occur in the future. The actual amount of any cash payments made by the Company for lease contract termination costs will be dependent upon ongoing negotiations with the landlords of the leased restaurant properties.

The Company issued a press release on December 18, 2008 announcing the taking of the charges associated with the restructuring plan, the full text of which is attached as Exhibit 99.1 to this report and incorporated by reference herein.

Item 2.06 -- Material Impairments.

In connection with the approval of the plan described above, the Board of Directors, after consultation with management, concluded that a material charge was required for impairment of the assets involved in the restructuring. The non-cash impairments associated with the restructuring plan, which will be recorded in the Company’s second fiscal quarter, are expected to be approximately $30 to $40 million, which include $16 to $19 million of impairments on the 40 restaurants closing in the third quarter, $6 to $10 million on the write-down of the value of surplus properties, and $8 to $11 million of impairments associated with those restaurants whose leases are unlikely to be renewed over the next several years or that will be closed prior to lease expiration where possible.

In addition, during the second quarter, the Company concluded that its goodwill was impaired. Due to poor overall economic conditions, declines in fair value, declining sales at Company-owned restaurants and a challenging environment for the restaurant industry, the Company will record a pre-tax, non-cash charge in the second quarter of approximately $19 million.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated December 18, 2008, entitled “Ruby Tuesday, Inc. Announces It Will Take Restructuring and Goodwill Charges”.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on these statements.  In particular, the Company is unable to predict the actual timing of the restaurant closings, the impact of the closings on ongoing operations, the ultimate costs associated with the closings, and any tax benefits from the closings. Except as may be required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by the securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements contained in the Company’s Report on Form 10-K for the fiscal year ended June 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.

(Registrant)

By: /s/ Marguerite N. Duffy

Marguerite N. Duffy

Senior Vice President and

Chief Financial Officer

Date: December 18, 2008